Press Release

RLJ Lodging Trust Reports Second Quarter 2026 Results

Q2 RevPAR increased 6.8%
Adjusted FFO per diluted common share and unit of $0.52 increased 8.3%
Adjusted EBITDA of $110.4 million increased 6.1%
Increasing full-year outlook

Bethesda, MD, August 6, 2026 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2026.

Second Quarter Highlights
•Comparable RevPAR of $167.15, an increase of 6.8% over the prior year
•Comparable Hotel Revenue of $382.0 million, an increase of 6.8% over the prior year
•Net income of $31.3 million, an increase of 9.4% over the prior year
•Comparable Hotel EBITDA of $119.5 million, an increase of 7.1% over the prior year
•Comparable Hotel EBITDA Margin of 31.3%
•Adjusted EBITDA of $110.4 million, an increase of 6.1% over the prior year
•Adjusted FFO per diluted common share and unit of $0.52, an increase of 8.3% over the prior year

"We are pleased with our strong second quarter results, which exceeded our expectations, driven by the broad-based strength across our portfolio, including the continued acceleration of business travel and robust urban leisure trends. Our results further benefitted from our continued success in driving out-of-room spend as well as the successful ramp of our recently completed renovations and conversions.We also continued to advance our conversion pipeline with the completion and relaunch of our Autograph Collection asset in Pittsburgh, further increasing our exposure to the lifestyle segment and evolving consumer preferences.” commented Leslie D. Hale, President and Chief Executive Officer. "The broad-based nature of the growth across markets and demand segments year-to-date give us confidence in the durability of the demand trends we are seeing. As a result, we are raising our full-year guidance to reflect our second quarter outperformance and the continuation of these positive trends through the second half of the year as well as the ongoing ramp of our conversions and renovations."

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, Change, and per share amounts)
(unaudited)

	For the three months ended June 30,			For the six months ended June 30,
	2026	2025	Change	2026	2025	Change
Operational Overview: (1)
Comparable ADR	$217.18	$206.96	4.9%	$213.93	$206.49	3.6%
Comparable Occupancy	77.0%	75.6%	1.8%	73.9%	72.4%	2.1%
Comparable RevPAR	$167.15	$156.52	6.8%	$158.10	$149.46	5.8%

Financial Overview:
Total Revenue	$382,988	$363,103	5.5%	$722,965	$691,222	4.6%
Comparable Hotel Revenue	$382,020	$357,542	6.8%	$720,606	$679,058	6.1%

Net income	$31,328	$28,631	9.4%	$30,979	$31,803	(2.6)%

Comparable Hotel EBITDA	$119,514	$111,544	7.1%	$209,179	$195,327	7.1%
Comparable Hotel EBITDA Margin	31.3%	31.2%	10 bps	29.0%	28.8%	20 bps
Adjusted EBITDA	$110,393	$104,008	6.1%	$191,266	$181,602	5.3%

Adjusted FFO	$78,527	$72,658	8.1%	$128,047	$119,579	7.1%
Adjusted FFO Per Diluted Common Share and Unit	$0.52	$0.48	8.3%	$0.85	$0.79	7.6%
Note:
(1) Comparable statistics reflect the Company's 91 hotel portfolio owned as of June 30, 2026.

Operational Update
For the three months ended June 30, 2026, Comparable RevPAR increased by 6.8%, driven by ADR growth of 4.9%, with each month of the quarter exceeding the Company's expectations. Comparable non-room revenues increased 7.1%, exceeding comparable RevPAR growth by 30 basis points and reflecting the continued success of the Company's return-on-investment initiatives. This strong top line performance drove Comparable Hotel EBITDA growth of 7.1% and Adjusted EBITDA growth of 6.1% over the prior year period.

Disposition
During the second quarter of 2026, the Company opportunistically sold one hotel in Fremont, California for $13.2 million, which represents 29.2x Hotel EBITDA on a trailing-twelve month basis, including required capital expenditures.

Balance Sheet
On June 30, 2026, the Company drew $344.0 million under its $569.0 million delayed draw term loan maturing in 2031 and $150.0 million under its delayed draw term loan maturing in 2033 for total proceeds of $494.0 million. Subsequent to quarter end, on July 1, 2026, the Company used these proceeds, together with cash on hand, to fully repay the $500.0 million Senior Notes due 2026 on their maturity date.
Following this repayment, the Company had $1.0 billion of total liquidity, $2.2 billion of debt and no debt maturities until 2029, inclusive of extension options.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.15 per common share of beneficial interest of the Company in the second quarter. The dividend was paid on July 15, 2026 to shareholders of record as of June 30, 2026.

The Company's Board of Trustees declared a second quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on July 31, 2026 to shareholders of record as of June 30, 2026.

2026 Outlook
The Company is updating its full-year outlook to incorporate the strong second quarter outperformance and it's expectations that positive trends will continue through the second half of the year.

FY 2026
Comparable RevPAR Growth	+3.5% to +4.5%
Comparable Hotel EBITDA	$369M to $389M
Adjusted EBITDA	$336M to $356M
Adjusted FFO per diluted share	$1.37 to $1.50

Additionally, the Company's full year 2026 outlook includes:

•Net interest expense in the range of $101.0 million to $103.0 million
•Cash corporate G&A in the range of $33.5 million to $34.5 million
•Capital expenditures related to renovations in the range of $80.0 million to $90.0 million
•Diluted weighted average common shares and units of 151.5 million

Potential future acquisitions, dispositions, financings, or share repurchases are not incorporated into the
Company's outlook above and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 7, 2026 at 12:00 p.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the presentation of supplemental information for additional detail and comparable operating statistics, which will be available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 91 premium-branded, rooms-oriented, high-margin, focused-service and compact full-service hotels located within the heart of demand locations. We own a geographically diversified portfolio of hotels located in urban markets that exhibit multiple demand generators and attractive long-term growth prospects.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which will be filed on August 7, 2026, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Leslie D. Hale, President and Chief Executive Officer – (301) 280-7777
Nikhil Bhalla, Chief Financial Officer – (301) 280-7777

For additional information or to receive press releases via email, please visit our website:
 https://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss, excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Comparable Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable.

Comparable adjustments: Sold hotels
For the three and six months ended June 30, 2026 and 2025, Comparable adjustments included the following sold hotels:
•Courtyard Atlanta Buckhead sold in March 2025
•Embassy Suites by Hilton Dallas-Love Field sold in December 2025
•Residence Inn Houston by the Galleria sold in December 2025
•Hyatt Place Fremont/Silicon Valley sold in June 2026

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Investment in hotel properties, net	$4,047,317	$4,112,387
Investment in unconsolidated joint ventures	7,494	7,357
Cash and cash equivalents	937,599	410,160
Restricted cash reserves	35,768	31,901
Hotel and other receivables, net of allowance of $96 and $170, respectively	30,024	29,643
Lease right-of-use assets	122,785	123,524
Prepaid expense and other assets	52,699	27,158
Total assets	$5,233,686	$4,742,130
Liabilities and Equity
Debt, net	$2,695,154	$2,197,218
Accounts payable and other liabilities	156,580	141,568
Advance deposits and deferred revenue	46,400	51,029
Lease liabilities	119,262	118,189
Accrued interest	20,470	20,532
Distributions payable	30,893	30,934
Total liabilities	3,068,759	2,559,470
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at June 30, 2026 and December 31, 2025	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 152,375,872 and 151,085,078 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,524	1,511
Additional paid-in capital	2,982,795	2,977,616
Distributions in excess of net earnings	(1,206,064)	(1,178,456)
Accumulated other comprehensive income	6,738	1,919
Total shareholders’ equity	2,151,929	2,169,526
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	5,570	5,696
Noncontrolling interest in consolidated joint ventures	7,428	7,438
Total noncontrolling interest	12,998	13,134
Total equity	2,164,927	2,182,660
Total liabilities and equity	$5,233,686	$4,742,130
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Revenues
Operating revenues
Room revenue	$311,760	$296,101	$587,017	$563,755
Food and beverage revenue	43,735	41,934	83,452	79,447
Other revenue	27,493	25,068	52,496	48,020
Total revenues	382,988	363,103	722,965	691,222
Expenses
Operating expenses
Room expense	77,931	74,565	150,663	145,416
Food and beverage expense	32,093	30,375	62,855	59,664
Management and franchise fee expense	29,321	28,393	54,395	53,595
Other operating expenses	99,727	92,787	196,153	184,498
Total property operating expenses	239,072	226,120	464,066	443,173
Depreciation and amortization	47,496	46,363	94,691	92,151
Property tax, insurance and other	26,784	26,490	53,756	53,693
General and administrative	13,424	11,138	26,403	23,784
Transaction costs	692	56	724	112
Total operating expenses	327,468	310,167	639,640	612,913
Other income, net	987	1,148	1,819	2,036
Interest income	3,265	3,361	6,203	6,616
Interest expense	(28,116)	(27,876)	(55,793)	(55,428)
(Loss) gain on sale of hotel properties, net	(116)	(378)	(3,763)	943
Loss on extinguishment of indebtedness, net	(26)	(34)	(399)	(34)
Income before equity in income (loss) from unconsolidated joint ventures	31,514	29,157	31,392	32,442
Equity in income (loss) from unconsolidated joint ventures	100	(187)	137	(6)
Income before income tax expense	31,614	28,970	31,529	32,436
Income tax expense	(286)	(339)	(550)	(633)
Net income	31,328	28,631	30,979	31,803
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(128)	(113)	(94)	(96)
Noncontrolling interest in consolidated joint ventures	(164)	(65)	10	108
Net income attributable to RLJ	31,036	28,453	30,895	31,815
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Net income attributable to common shareholders	$24,757	$22,174	$18,338	$19,258

Basic per common share data:
Net income per share attributable to common shareholders	$0.16	$0.15	$0.12	$0.12
Weighted-average number of common shares	149,883,674	149,532,971	149,605,007	150,217,440

Diluted per common share data:
Net income per share attributable to common shareholders	$0.16	$0.15	$0.12	$0.12
Weighted-average number of common shares	150,928,683	149,598,953	150,382,279	150,355,083
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Net income	$31,328	$28,631	$30,979	$31,803
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Depreciation and amortization	47,496	46,363	94,691	92,151
Loss (gain) on sale of hotel properties, net	116	378	3,763	(943)
Noncontrolling interest in consolidated joint ventures	(164)	(65)	10	108
Adjustments related to consolidated joint venture (1)	(50)	(49)	(100)	(98)
Adjustments related to unconsolidated joint venture (2)	225	237	449	481
FFO	72,672	69,216	117,235	110,945
Transaction costs	692	56	724	112
Pre-opening costs (3)	573	52	871	451
Loss on extinguishment of indebtedness, net	26	34	399	34
Amortization of share-based compensation	4,042	2,888	7,699	7,237
Non-cash income tax benefit	(18)	—	(18)	—
Non-cash interest expense related to discontinued interest rate hedges	(78)	144	(78)	288
Other expenses (4)	618	268	1,215	512
Adjusted FFO	$78,527	$72,658	$128,047	$119,579

Adjusted FFO per common share and unit-basic	$0.52	$0.48	$0.85	$0.79
Adjusted FFO per common share and unit-diluted	$0.52	$0.48	$0.85	$0.79

Basic weighted-average common shares and units outstanding (5)	150,655	150,305	150,376	150,989
Diluted weighted-average common shares and units outstanding (5)	151,700	150,371	151,153	151,127
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Represents expenses and income outside of the normal course of operations.
(5)Includes 0.8 million weighted-average operating partnership units for the three and six months ended June 30, 2026 and 2025.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Net income	$31,328	$28,631	$30,979	$31,803
Depreciation and amortization	47,496	46,363	94,691	92,151
Interest expense, net of interest income	24,851	24,515	49,590	48,812
Income tax expense	286	339	550	633
Adjustments related to unconsolidated joint venture (1)	365	484	785	800
EBITDA	104,326	100,332	176,595	174,199
Loss (gain) on sale of hotel properties, net	116	378	3,763	(943)
EBITDAre	104,442	100,710	180,358	173,256
Transaction costs	692	56	724	112
Pre-opening costs (2)	573	52	871	451
Loss on extinguishment of indebtedness, net	26	34	399	34
Amortization of share-based compensation	4,042	2,888	7,699	7,237
Other expenses (3)	618	268	1,215	512
Adjusted EBITDA	110,393	104,008	191,266	181,602
General and administrative (4)	8,764	8,001	17,489	16,055
Other corporate adjustments	460	1,379	785	1,642
Consolidated Hotel EBITDA	119,617	113,388	209,540	199,299
Comparable adjustments - income from sold hotels	(103)	(1,844)	(361)	(3,972)
Comparable Hotel EBITDA	$119,514	$111,544	$209,179	$195,327
Notes:
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Represents expenses and income outside the normal course of operations.
(4)Excludes amortization of share-based compensation and general and administrative expenses outside the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Total revenue	$382,988	$363,103	$722,965	$691,222
Comparable adjustments - revenue from sold hotels	(950)	(5,543)	(2,324)	(12,129)
Other corporate adjustments / non-hotel revenue	(18)	(18)	(35)	(35)
Comparable Hotel Revenue	$382,020	$357,542	$720,606	$679,058

Comparable Hotel EBITDA	$119,514	$111,544	$209,179	$195,327

Comparable Hotel EBITDA Margin	31.3%	31.2%	29.0%	28.8%

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2026
	Low End	High End
Net income	$21.6	$38.6
Depreciation and amortization	190.0	190.0
Interest expense, net of interest income	101.0	103.0
Income tax expense	1.1	1.1
Adjustments related to joint ventures	1.6	1.6
EBITDA	315.3	334.3
Loss on sale of hotel properties, net	3.8	3.8
EBITDAre	319.1	338.1
Amortization of share-based compensation	16.8	16.8
All other items, net	0.1	1.1
Adjusted EBITDA	336.0	356.0
General and administrative	33.5	34.5
Other corporate adjustments	(0.1)	(1.1)
Consolidated Hotel EBITDA	369.4	389.4
Comparable adjustments - income from sold hotels	(0.4)	(0.4)
Comparable Hotel EBITDA	$369.0	$389.0

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2026
	Low End	High End
Net income	$21.6	$38.6
Preferred dividends	(25.1)	(25.1)
Depreciation and amortization	190.0	190.0
Loss on sale of hotel properties, net	3.8	3.8
Adjustments related to joint ventures	1.0	1.0
FFO	191.3	208.3
Amortization of share-based compensation	16.8	16.8
All other items, net	(0.3)	2.7
Adjusted FFO	$207.8	$227.8

Adjusted FFO per common share and unit-diluted	$1.37	$1.50

Diluted weighted-average common shares and units outstanding	151.5	151.5

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of June 30, 2026 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	January 2029	Fixed	5.06%	$25,000
Mortgage loan - 3 hotels	5	April 2029	Floating	5.17%	91,700
Mortgage loan - 4 hotels	5	April 2029	Floating	5.16%	72,700
Weighted Average / Mortgage Total				5.15%	$189,400

Corporate Debt
Revolver (4)	4	February 2031	Floating	—	$—
$569 Million Term Loan Maturing 2031 (5)	3	February 2031	Floating	5.40%	569,000
$500 Million Term Loan Maturing 2027	3	September 2029	Floating	5.06%	500,000
$500 Million Senior Notes due 2026 (5)	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
$300 Million Term Loan Maturing 2030	3	April 2030	Floating	5.40%	300,000
$150 Million Term Loan Maturing 2033 (5)	7	February 2033	Floating	5.80%	150,000
Weighted Average / Corporate Total				4.75%	$2,519,000

Weighted-Average / Gross Debt				4.78%	$2,708,400
Notes:
(1) The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2) Interest rates as of June 30, 2026, inclusive of the impact of interest rate hedges.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) As of June 30, 2026, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.
(5) On June 30, 2026, the Company drew the remaining $344.0 million under the $569.0 million delayed draw term loan and the total balance of the $150.0 million delayed draw term loan. On July 1, 2026, the Company used these proceeds to repay its $500.0 million Senior Notes due 2026.